Exhibit 99.1

Faraday Future Announces Management Stock Purchase Plan

●	Management Further Strengthen Alignment with Stockholders Via Stock Purchase Plan.

●	Future Global CEO Matthias Aydt, Founder & Chief Product and Ecosystem Officer YT Jia, Current Global CEO and Future EVP of Global Industrialization & China CEO XF Chen, Interim CFO Jonathan Maroko and Chief Accounting Officer Yun Han, Along With Other Senior Executives and Members of Management Committed to Invest Part of Their Salary to Purchase Stock.

Los Angeles, CA (Sept. 21, 2023) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that its future Global CEO Matthias Aydt, Founder & Chief Product and User Product Officer YT Jia, current Global CEO and future EVP of Global Industrialization & China CEO XF Chen, Interim CFO Jonathan Maroko, and Chief Accounting Officer Yun Han, along with other senior executives and members of management, have voluntarily entered into a salary deduction and stock purchase agreement. Subject to shareholder approval of the agreement as required by Nasdaq, these senior executives and members of management have committed to utilize 50% of their salary over a three-month period to purchase shares of the Company's Class A common stock from the Company to further demonstrate their belief and support in the business. Shares will be locked-up for a minimum of 180 days from issue date. All participants will be purchasing shares of Class A common stock directly from the Company.

“Throughout its history, Faraday Future has been deeply committed to its employees, users, and its vision for a sustainable transportation future. Executives agreeing to invest part of their compensation in exchange for additional ownership shows a deep alignment of interest with stockholders.” said Matthias Aydt. When viewing the Company’s share performance, management believes that Faraday has been undervalued by the market and want to showcase their commitment and belief in the Company by entering into these agreements. The Company believes this action underscores the commitment and ownership mindset that is a core competitive advantage for our Company. Our core executives display a strong sense of ownership, and with this spirit, we believe the Company can overcome current challenges and make substantial strides in our business.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of the Company’s Class A common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through the Company’s website at: (English):  https://www.ff.com/us/preorder/ or (Chinese):  https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

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FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s expectations regarding the salary deduction and stock purchase program, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the Company’s ability to satisfy the conditions precedent and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on August 21, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com